Exhibit 10.3


                          Directors' Deferred Fee Plan

                                    ARTICLE I
                                     PURPOSE

The purpose of the Sprint Corporation Directors' Deferred Fee Plan (hereinafter referred to as the "Plan") is to provide funds upon termination of service or death for Directors (and their Beneficiaries) of Sprint Corporation. It is intended that the Plan will aid in retaining and attracting Directors of exceptional ability by providing such Directors with a means to supplement their standard of living.

                                   ARTICLE II
                                   DEFINITIONS

For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1 Account Transfer Request. "Account Transfer Request" means a written notice, in a form prescribed by the Company, by a Participant to transfer all or any portion of one Deferred Benefit Account to another Deferred Benefit Account as provided for in paragraph 6.7.

2.2 Amendment of Payment Election Form. "Amendment of Payment Election Form" means a written notice, in a form prescribed by the Company, filed with the Company by a Participant to change the manner in which such Participant's Deferral Benefits are to be paid.

2.3 Beneficiary. "Beneficiary" means the person, persons, or entity designated by the Participant, as provided in Article VIII, to receive any benefits payable under the Plan. Any Participant Beneficiary Designation shall be made in a written instrument filed with the Company and shall become effective only when received, accepted, and acknowledged in writing by the Company.

2.4 Board "Board" means the Board of Directors of the Company.

2.5 Committee. "Committee" means the Compensation Committee of the Board.

2.6 Company. "Company" means Sprint Corporation, or any successor thereto.

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2.7  Deferral  Benefit.  "Deferral  Benefit"  means  the  benefit  payable  to a
Participant on the Participant's death or termination of service as a Director, as calculated in Article VII hereof.

2.8 Deferred Benefit Account. "Deferred Benefit Account" means the accounts maintained on the books of account of the Company for each Participant pursuant to Article VI. Separate Deferred Benefit Accounts shall be maintained for each Participant. More than one Deferred Benefit Account shall be maintained for each Participant to reflect (a) separate deferral elections made pursuant to separately executed Participation Agreements, (b) Account A, Account B, Account D, Account AA, Account BB, and Account DD elections made by each Participant in each such Participation Agreement, and (c) One Time Grants.

A Participant's Deferred Benefit Account shall be used solely as a device for the measurement and determination of the amounts to be paid to the Participant or the Participant's Beneficiary pursuant to this Plan. A Participant's Deferred Benefit Account shall not constitute or be treated as a trust fund of any kind.

2.9 Determination Date. "Determination Date" means the date on which the amount of a Participant's Deferred Benefit Account is determined as provided in Article VI hereof. The last day of each calendar month shall be a Determination Date.

2.10 Director. "Director" means a member of the Board of Directors of the Company who is not an employee of the Company or its subsidiaries.

2.11 Fee. "Fee" means any cash compensation paid to a Director for his services as a Director other than a distribution under this Plan.

2.12 FON Share Unit. "FON Share Unit" means a measure of participation under the Plan having a value based on the market value of one share of FON Common Stock, Series 1, of the Company.

2.13 Interest Yield. "Interest Yield" means, with respect to any calendar month,
(a) in the case of balances in Account AA, three percentage points over the composite yield on Moody's Seasoned Corporate Bond Yield Index for the preceding calendar month as determined from Moody's Bond Record published by Moody's Investors Services, Inc. (or any successor thereto), or, if such monthly yield is no longer published, a substantially similar average selected by the Company, and (b) in the case of balances in Account A, the greater of (i) the prime rate in effect at Citibank, N.A., at the opening of business on the first business day of the month, or if said bank, for any reason, no longer publishes its prime rate,

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the prime rate  similarly  determined  of another  major  bank  selected  by the
Company and (ii) six percent per annum.

2.14 New Director. "New Director" means a Director who had not accumulated at least five years of service as a Director as of December 10, 1996 and any Director who is first elected after such date. Each New Director is entitled to a One Time Grant.

2.15 One Time Grant, "One Time Grant" means a one time grant to New Directors of FON Share Units credited into Account B and PCS Share Units credited into Account D. The number of FON Share Units and the number of PCS Share Units to be granted to each New Director are determined by the Committee.

2.16 Participant. "Participant" means any New Director and any Director who elects to participate by filing a Participation Agreement as provided in Article IV.

2.17 Participation Agreement. "Participation Agreement" means the agreement, in a form prescribed by the Company, filed by a Participant before the beginning of the period in which the Participant's Fees are to be deferred pursuant to the Plan. A new Participation Agreement shall be filed by the Participant for each separate Fee deferral election.

2.18 PCS Share Unit. "PCS Share Unit" means a measure of participation under the Plan having a value based on the market value of a share of PCS Common Stock, Series 1, of the Company.

2.19 Plan. "Plan" means the Sprint Corporation Directors' Deferred Fee Plan as set forth in this document. This Plan is the successor to, and comprises an amendment and revision of, the United Telecommunications, Inc., 1985 Directors' Deferred Fee Plan adopted February 12, 1985.

2.20 Plan Administrator. "Plan Administrator" means the person appointed by the Company to represent the Company in the administration of this Plan.

2.21 Plan Year. Until the 2005 Plan Year, "Plan Year" means a twelve-month period commencing May 1st and ending the following April 30th. The first Plan Year commenced May 1, 1985. The 2005 Plan Year will be the eight month period commencing May 1, 2005 and ending December 31, 2005, and all subsequent Plan Years will be twelve month periods commencing January 1 of a year and ending on December 31 of the same year.

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2.22 Recapitalization Date. "Recapitalization Date" means November 23, 1998.

2.23 Share Units. "Share Units" means the Share Units credited to Accounts B and BB prior to the recapitalization of the Company's Common Stock on the Recapitalization Date.

2.24 Spouse. "Spouse" means a Participant's wife or husband who was lawfully married to the Participant upon the Participant's death or severance from service.

2.25 Transition Date. "Transition Date" means May 1, 1990.

                                   ARTICLE III
                                 ADMINISTRATION

3.1 Plan Administrator; Company and Committee; Duties. This Plan shall be administered by the Plan Administrator. Decisions of the Plan Administrator may be reviewed by the Company through the Committee. Members of the Committee may be Participants under this Plan. The Company shall also have the authority to make, amend interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions including interpretations of this Plan as may arise in connection with the Plan.

3.2 Binding Effect of Decisions. The decision or action of the Company in respect to any question aris ing out of or in connection with the administration, interpretation, and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan unless a written appeal is received by the Company within sixty days of the disputed action. The appeal will be reviewed by the Committee, and its decision shall be final, conclusive, and binding on the Participant and on all persons claiming by, through, or under the Participant.

                                   ARTICLE IV
                                  PARTICIPATION

4.1 Participation. Participation in the Plan shall be limited to New Directors and Directors, under age 70, who elect to participate in the Plan by filing a Participation Agreement with the Company. A New Director shall become eligible to participate in the Plan on the first day of the calendar month immediately following the date on which the New Director

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has served 15 days on the  Board.  Except as  provided  below,  a  Participation
Agreement must be filed by the enrollment deadline established by the Plan Administrator for a Plan Year, which deadline must be no later than the last business day of the calendar year immediately preceding the Plan Year in which the Participant's participation under the agreement will commence. The election to participate shall apply to Fees earned on or after the first day of the Plan Year following receipt by the Company of a properly completed and executed Participation Agreement. With respect to an individual becoming a Director during a Plan Year who thereby becomes eligible to participate in the Plan, an initial Participation Agreement may be filed within 30 days of the date on which the Director becomes eligible, and such election to participate shall be effective on the first day of the month following the Company's receipt thereof, except that elections not received by the Company before the 15th day of any calendar month shall be effective no earlier than the first day of the second month following the month of receipt.

4.2 Amount of Deferral and Length of Participation. A Participant may elect in any Participation Agreement to defer up to 100% of the Fees that are expected at the time of election to be earned in the Plan Year to which the Participation Agreement relates and all subsequent Plan Years until changed by the
Participant's filing of a new Participant Agreement, provided, the minimum amount of Fees that may be deferred shall, in each case, be $5,000 per year or 100% of Fees payable, whichever is less.

(a) The deferral percentage in each Participation Agreement shall be applied to the Participant's Fees earned during the period of election.

(b) A Participant's election to defer Fees shall be irrevocable upon the filing of the respective Participation Agreement; provided, however, that the deferral of Fees under any Participation Agreement may be suspended or amended as provided in paragraphs 7.3 or 9.1.

If a Participant desires to change the percentage of Fees deferred or desires to cease deferring Fees, the Participant must file a new Participation Agreement. Such new Participation Agreement must be filed no later than the last business day of the calendar year immediately preceding the Plan Year in which the new Participation Agreement is to take effect. The new Participation Agreement shall be effective as to Fees earned in Plan Years beginning after the last day of the Plan Year in

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which  the  agreement  is  filed  with  the  Company.   Any   previously   filed
Participation Agreement will no longer apply to the deferral of fees. Only one Participation Agreement will be in effect for new deferrals in each Plan Year. In the event a Participant elects to defer Fees pursuant to a new Participation Agreement, the new election shall be treated as an arrangement for which a separate Deferred Benefit Account shall be maintained and separate Deferral Benefits shall be payable.

                                    ARTICLE V
                                  DEFERRED FEES

5.1 Elective Deferred Fees. The amount of Fees that a Participant elects to defer in the Participation Agreement executed by the Participant, with respect to each Plan Year of participation in the Plan, shall be credited by the Company to the Participant's Deferred Benefit Account throughout each Plan Year as the Participant is paid. The amount credited to a Participant's Deferred Benefit Account shall equal the amount deferred, except to the extent that the Company is required to withhold any taxes or other amounts related to the Participant's deferred fees pursuant to any federal, state or local law. In the event withholding is required, the amount required to be withheld shall first be taken from the Participant's fees that have not been deferred. If these fees are not sufficient to meet the withholding obligation, the remainder will be taken from the amount deferred.

5.2 Vesting of Deferred Benefit Account. Participants shall be 100% vested in their Deferred Benefit Accounts, except for the Account B and Account D resulting from a One Time Grant. The FON Share Units and PCS Share Units granted as part of a One Time Grant will vest at the rate of 50% on the fifth anniversary of the Participant's election as a Director and 10% per year on the sixth through tenth anniversaries of such election. The FON Share Units and PCS Share Units resulting from dividend credits on such FON Share Units and PCS
Share Units will vest at the same time as such FON Share Units and PCS Share Units vest. Any FON Share Units and PCS Share Units that have not vested at the time of the Participant's termination of service as a Director shall be forfeited.

                                   ARTICLE VI
                            DEFERRED BENEFIT ACCOUNT

6.1 Determination of Account. Each Participant's Deferred Benefit Account, as of each Determination Date, shall consist of the balance of

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the  Participant's  Deferred  Benefit  Account as of the  immediately  preceding
Determination Date plus the Participant's elective deferred Fees withheld since the immediately preceding Determination Date pursuant to paragraph 5.1 and plus amounts credited to the Participant's Deferred Benefit Account pursuant to paragraphs 6.4 and 6.5. The Deferred Benefit Account of each Participant shall be reduced by the amount of all distributions, if any, made from such Deferred Benefit Account since the preceding Determination Date.

6.2 Type of Deferral. A Participant may elect to have any portion of the amount deferred credited to Account A (fixed income return), or to Account B (FON Share Units). The initial election shall be made by a properly executed Participation Agreement. An election to change the apportionment of deferred amounts between Accounts A and B may be made by a Participant filing with the Plan Administrator a revised Participation Agreement indicating such change on or before the last business day of a calendar year. The revised Participation Agreement shall be deemed a continuation of the initial Participation Agreement to which it relates. The revised Participation Agreement shall be effective for Fees earned in Plan Years beginning after the date it is filed.

6.3  Creation of Accounts AA, BB, D, and DD.

(a) Accounts AA and BB. As of the start of business on the Transition Date, all amounts standing to the credit of each Participant in Account A were transferred to an Account AA. As of the start of business on the Transition Date, amounts standing to the credit of each Participant in Account B that were attributable to prior transfers from Account A into Account B were transferred to an Account BB. The amount of such transfers was an amount equal to the sum of the dollar amount of all transfers from Account A to Account B during the period beginning on the effective date of the Participation Agreement and ending on the Transition Date. For all purposes of this Plan, except as otherwise noted in this Plan, Account AA shall be treated in the same manner as Account A, and Account BB shall be treated in the same manner as Account B.

(b) Accounts D and DD. As of the Recapitalization Date, there was credited to an Account D and DD, created for each Participant having a positive balance in an Account B or BB with respect to any Plan Year, a number of PCS Share Units determined as follows:


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     (1)  one-half  of a PCS  Share  Unit in  Account D for each  Share  Unit in
          Account B for such Participant for such Plan Year as of the Recapitalization Date; and

     (2) one-half of a PCS Share Unit in Account DD for each Share Unit in Account BB for such Participant for such Plan Year as of the Recapitalization Date.

6.4 Maintenance of Accounts A and AA. As of each Determination Date, the Participant's Deferred Benefit Accounts A and AA shall be increased by the amount of interest earned since the preceding Determination Date based on the Interest Yield. Interest shall be credited on the average of the balances of the Deferred Benefit Account on the Determination Date (before crediting the interest) and on the last preceding Determination Date, but after the Deferred Benefit Account has been adjusted for any contributions or distributions to be credited or deducted for each such day.

6.5 Maintenance of Share Unit Accounts. Accounts B and BB and Accounts D and DD shall maintain balances in FON Share Units and PCS Share Units, respectively.

(a)  Maintenance of Accounts B and BB.

     (1)  Conversion   of  Share  Units  into  FON  Share   Units.   As  of  the
          Recapitalization Date, each Share Unit in Accounts B and BB was converted into a FON Share Unit.

     (2) Conversion between Dollar Amounts and FON Share Units in Accounts B and BB. When an amount is to be added to a Participant's Deferred Benefit Accounts B or BB, it shall be converted into FON Share Units, or fractions thereof, by dividing the amount to be credited by the closing price of the FON Common Stock, Series 1, as reported by the New York Stock Exchange on the last trading day on or before the Determination Date. When a number of FON Share Units is to be subtracted from a Participant's Deferred Benefit Accounts B or BB, such number of FON Share Units shall be converted into a dollar amount by multiplying such number of FON Share Units by the closing price of the FON Common Stock, Series 1, as reported by the New York Stock Exchange on the last trading day on or before the Determination Date.


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     (3)  Dividends on FON Share Units.  When a dividend is declared and paid by the Company on its FON Common Stock, Series 1, an amount shall be credited to the Participant's Accounts B and BB as though the same dividend had been paid on the FON Share Units in such accounts as of the Determination Date immediately preceding the record date for the dividend, and such amount shall be converted to FON Share Units. Such amount shall be valued as of the Determination Date immediately following the payment of the dividend.

     (4) Effect of Recapitalization. In the event of a stock dividend, stock split, or other corporate reorganization involving the FON Common Stock, Series 1, the Company shall make equitable adjustment to a Participant's Accounts B and BB as may be necessary to give effect to such change in the Company's capital structure.

     (5) Conversion of FON Share Units to Dollars on Distribution. FON Share Units in Accounts B and BB shall be converted to an equivalent dollar amount before any distribution thereof to a Participant pursuant to
          Article VII. For purposes of distribution, the value of a FON Share Unit shall be the average closing price of the FON Common Stock, Series 1, on the New York Stock Exchange on the last trading day of each of (i) the 12 calendar months immediately preceding the date of distribution or (ii) the smaller number of calendar months (including part of a month) elapsed from the Recapitalization Date to such distribution. If a Participant elects payment in other than a lump sum, Share Units shall be so converted to a dollar amount with respect to each payment made in the distribution. During the period of distribution, dividends and other equitable adjustments shall be credited to the Participant's Accounts B and BB in accordance with paragraphs 6.5(a)(3) and 6.5(a)(4).

(b)  Maintenance of Accounts D and DD.

     (1) Conversion between Dollar Amounts and PCS Share Units in Accounts D and DD. When an amount is to be added to a Participant's Deferred Benefit Accounts D or DD, it shall be converted into PCS Share Units, or fractions

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          thereof, by dividing the amount to be credited by the closing price of the PCS Common Stock, Series 1, as reported by the New York Stock Exchange on the last trading day on or before the Determination Date. When a number of PCS Share Units is to be subtracted from a Participant's Deferred Benefit Accounts D or DD, such number of PCS Share Units shall be converted into a dollar amount by multiplying such number of PCS Share Units by the closing price of the PCS Common Stock, Series 1, as reported by the New York Stock Exchange on the last trading day on or before the Determination Date.

     (2) Dividends on PCS Share Units. When a dividend is declared and paid by the Company on its PCS Common Stock, Series 1, an amount shall be credited to the Participant's Accounts D and DD as though the same dividend had been paid on the PCS Share Units in such accounts as of the Determination Date immediately preceding the record date for the dividend, and such amount shall be converted to PCS Share Units. Such amount shall be valued as of the Determination Date immediately following the payment of the dividend.

     (3) Effect of Recapitalization. In the event of a stock dividend, stock split, or other corporate reorganization involving the PCS Common Stock, Series 1, the Company shall make equitable adjustment to a Participant's Accounts D and DD as may be necessary to give effect to such change in the Company's capital structure. In the event a corporate reorganization results in the conversion of PCS Share Units into FON Share Units, all FON Share Units held in Accounts D and DD following the reorganization shall be transferred to the Accounts B and BB, respectively. The Accounts D and DD shall then be eliminated.

     (4) Conversion of PCS Share Units to Dollars on Distribution. PCS Share Units in Accounts D and DD shall be converted to an equivalent dollar amount before any distribution thereof to a Participant pursuant to
          Article VII. For purposes of distribution, the value of a PCS Share Unit shall be the average closing price of the PCS Common Stock, Series 1, on the New York Stock Exchange on the last trading day of each of (i) the 12 calendar months

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          immediately  preceding  the date of  distribution  or (ii) the smaller number of calendar months (including part of a month) elapsed from the Recapitalization Date to such distribution. If a Participant elects payment in other than a lump sum, PCS Share Units shall be so converted to a dollar amount with respect to each payment made in the distribution. During the period of distribution, dividends and other equitable adjustments shall be credited to the Participant's Accounts D, and DD in accordance with paragraphs 6.5(b)(2) and 6.5(b)(3).

6.6 Statement of Accounts. The Company shall submit to each Participant, within 120 days after the close of each Plan Year, a statement in such form as the Company deems desirable, setting forth the balance to the credit of such Participant in the Participant's Deferred Benefit Accounts A and AA, B and BB, and D and DD, in each case as of the last day of the preceding Plan Year.

6.7 Transfer Between Accounts. Within the limitations of this paragraph 6.7, a Participant may elect, by executing an Account Transfer Request: (1) to transfer all or any portion of the Participant's Account A to Account B or Account D, (2) to transfer all or any portion of the Participant's Account B to Account A or Account D, (3) to transfer all or any portion of the Participant's Account D to Account A or Account B, (4) to transfer all or any portion of the Participant's Account AA to Account BB or Account DD, (5) to transfer all or any portion of his Account BB to Account AA or Account DD, and (6) to transfer all or any portion of his Account DD to Account AA or Account BB. Such election shall be effective on the last day of the calendar month in which the Plan Administrator receives the Participant's executed Account Transfer Request. Transfers may not be made more than four times in any Plan Year, and no such transfer may be made unless a period of at least three months shall have elapsed from the effective date of the most recent such transfer (whether it occurred in the current Plan Year or not) to the effective date of the current transfer. No part of the Account B or the Account D resulting from a One Time Grant may be transferred to any other account.

                                   ARTICLE VII
                                    BENEFITS

7.1 Termination of Service as Director. Subject to paragraph 7.4 below, upon any
termination  of  service  of  the   Participant   for  reasons  other

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than the  Participant's  death,  the  Company  shall  pay to the  Participant  a
Deferral Benefit equal to the amount of the Participant's Deferred Benefit Account determined under paragraph 6.1 thereof, but excluding any unvested FON Share Units or PCS Share Units.

7.2 Death. If a Participant dies after the commencement of payments of the Participant's Deferral Benefit, the Participant's Beneficiary shall continue to receive the remaining balance of the Participant's Deferred Benefit Account in accordance with the Participant's election pursuant to paragraph 7.4.

If a Participant dies before any payments of a Deferral Benefit, the amounts to which the Participant's Beneficiary is entitled shall be determined as follows:

(a) Accounts A, B, BB, D, and DD shall be the Deferred Benefit Account values thereof excluding any unvested FON Share Units or PCS Share Units, and

(b) Account AA shall be the greater of (i) the Deferred Benefit Account value thereof and (ii) ten times the amount of the elected annual fee deferral allocated to Account AA pursuant to the Participation Agreement as revised on the date of the Participant's death, subject to such conditions relating to the Participant's health as the Company may impose.

The Deferral  Benefit  shall be payable as provided  for in paragraph  7.4.

If a Participant's Beneficiary dies before payments of the Participant's Deferral Benefit are complete, payments will continue to be made to the estate of the beneficiary in accordance with the Participant's election pursuant to paragraph 7.4.

The Deferral Benefit provided above shall be in lieu of all other benefits under this Plan.

7.3 Suspension of Participation; Failure to Continue Participation. The Committee, in its sole discretion, may suspend the deferral of a Participant's Fees upon the advanced written request of a Participant on account of financial hardship suffered by that Participant. A Participant must file any request for suspension on or before the 15th day preceding the regular payment date on which the suspension is to take effect. The Committee, in its sole discretion, shall determine the amount, if any, that will not be deferred by the Participant as a result of the financial hardship. The suspension of any deferrals under this paragraph shall not affect amounts deferred with respect to periods before the

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effective date of the  suspension.  A Participant  whose deferrals are suspended may not execute a subsequent Participation Agreement that would take effect before the beginning of the third Plan Year following the close of the Plan Year in which the suspension first took effect.

7.4 Form of Benefit Payment

(a) Upon the happening of an event described in paragraphs 7.1 or 7.2 above, the Company shall pay to the Participant or the Participant's Beneficiary the amount specified therein (at a time designated in the Participation Agreement, but commencing no later than the Company's mandatory termination date for Directors) in one of the following forms as elected by the Participant, either in the Participation Agreement or the Amendment of Payment Election Form filed by the Participant:

     (1)  a lump sum payment.

     (2) with respect to balances in Accounts A and AA, an annual payment of a fixed amount that shall amortize the Deferred Benefit Account balance in equal annual payments of principal and interest over a period from 2 to 20 years. For purposes of determining the amount of the annual payment, the assumed rate of interest on Accounts A and AA shall be the average of the applicable Interest Yield as of each Determination Date for the 60 months preceding the initial annual installment payment.

     (3) with respect to balances in Accounts B and BB, an annual payment over a period from 2 to 20 years. Each payment shall be the value, as determined pursuant to paragraph 6.5(a)(5), of the number of FON Share Units equal to (i) the number of FON Share Units in the accounts on the Determination Date immediately following the event described in paragraphs 7.1 or 7.2, divided by (ii) the number of annual installments elected.

          During the period that a Participant is receiving a distribution from Account B or BB, FON Share Unit dividends will be added to the Accounts in accordance with subparagraph 6.5(a)(3). Such FON Share Unit dividends shall be valued in the same manner as previously described, and the value of all such FON Share Units accruing after a distribution from Accounts B or BB is made shall be paid to the Participant with the next distribution from the account.

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     (4)  With respect to balances in Accounts D and DD, an annual  payment over a period from 2 to 20 years. Each payment shall be the value, as determined pursuant to paragraph 6.5(b)(4), of the number of PCS Share Units equal to (i) the number of PCS Share Units in the accounts on the Determination Date immediately following the event described in
          paragraphs  7.1  or  7.2,   divided  by  (ii)  the  number  of  annual
          installments elected.

          During the period that a Participant is receiving a distribution from Account D or DD, PCS Share Unit dividends will be added to the Accounts in accordance with subparagraph 6.5(b)(2) hereof. Such PCS Share Unit dividends shall be valued in the same manner as previously described, and the value of all such PCS Share Units accruing after a distribution from Accounts D or DD is made shall be paid to the Participant with the next distribution from the account.

(b) A Participant may change the form in which the Participant's benefits shall be paid by filing an Amendment of Payment Election Form indicating such change at least 13 months before the date upon which the initial payment to be made is determined. No such Amendment of Payment Election Form shall change the amount elected to be deferred in the Participation Agreement to which it relates, nor the time elected for commencement of benefit payments.

(c) In the absence of a Participant's election under subparagraph 7.4(a), benefits shall be paid in the form specified in subparagraphs 7.4(a)(2), 7.4(a)(3), and 7.4(a)(4) over a 15 year period.

7.5 Withholding; Payroll Taxes. To the extent required by the law in effect at the time payments are made, the Company shall withhold from payments made hereunder any taxes required to be withheld from a Director's fees for the federal or any state or local government.

7.6 Commencement of Payments. Unless otherwise provided, payments under this Plan shall begin within 60 days following receipt of notice by the Company of an event that entitles a Participant (or a Beneficiary) to payments under this Plan, or at such earlier date as may be determined by the Company pursuant to the terms of the Plan. All payments shall be made as of the first day of the month.

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

                                  ARTICLE VIII
                             BENEFICIARY DESIGNATION

8.1 Beneficiary Designation. Each Participant shall have the right, at any time, to designate any person or persons as the Participant's Beneficiary or Beneficiaries (both principal as well as contingent) to whom payment under this Plan shall be paid in the event of the Participant's death before complete distribution to the Participant of the benefits due the Participant under the Plan.

8.2 Amendments. Any Beneficiary Designation may be changed by a Participant by the written filing of such change on a form prescribed by the Company. The filing of a new Beneficiary Designation form will cancel all Beneficiary Designations previously filed.

8.3 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant's designated Beneficiary shall be deemed to be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:

(a)  The surviving Spouse;

(b) The Participant's children, except that if any of the children predecease the Participant but leave issue surviving, then such issue shall take by right of representation the share their parent would have taken if living;

(c)  The Participant's personal representative (executor or administrator).

8.4 Effect of Payment. The payment to the Participant's Beneficiary or the Beneficiaries' estate shall completely discharge the Company's obligations relating to the Participant under this Plan.

                                   ARTICLE IX
                        AMENDMENT AND TERMINATION OF PLAN

9.1 Amendment. The Board may at any time amend the Plan in whole or in part; provided, however, that no amendment shall be effective to decrease or restrict any Deferred Benefit Account at the time of such amendment.

9.2 Right to Terminate. The Board may at any time terminate the Plan with respect to new elections to defer if, in its judgment, the

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

continuance of the Plan, the tax, accounting, or other effects thereof, or potential payments thereunder would not be in the best interests of the Company. The Board may also terminate the Plan in its entirety at any time, and upon any such termination, each Participant (a) who is then receiving a Deferral Benefit shall be paid in a lump sum, or over such period of time as determined by the Company, the then remaining balance in the Participant's Deferred Benefit Account, and (b) who has not received a Deferral Benefit shall be paid in a lump sum, or over such period of time as determined by the Company, the balance in the Participant's Deferred Benefit Account.

                                    ARTICLE X
                                  MISCELLANEOUS

10.1 Unsecured General Creditor. Participants and their Beneficiaries shall have no legal or equitable rights, claims, or interests in any property or assets of the Company or its subsidiaries, nor shall they be Beneficiaries of, or have any rights, claims, or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or that may be acquired by the Company ("Policies"). Such Policies or other assets of the Company and its subsidiaries shall not be held under any trust for the benefit of Participants or their Beneficiaries or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of such assets and Policies shall be and remain the general, unpledged, unrestricted assets of the Company and its subsidiaries. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future.

10.2 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, before actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

10.3 Not a Contract of Service. The terms and conditions of this Plan shall not be deemed to constitute a contract of service between the

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

Company and the Participant, and the Participant (or the Participant's Beneficiary) shall have no rights against the Company except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained as a Director.

10.4 Protective Provisions. A Participant will cooperate with the Company by furnishing any and all information requested by the Company, in order to facilitate the payment of benefits hereunder, by taking such physical examinations as the Company may deem necessary, and by taking such other action as may be requested by the Company.

10.5 Applicable Law. The Plan, and any Participation Agreement related thereto, shall be governed by the laws of the State of Kansas, without regard to the principles of conflicts of law.






















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